Exhibit 99.1

News Release

PartnerRe Ltd. Reports Third Quarter and Nine Month 2010 Results

•	Third Quarter Operating Earnings per share of $3.69; Net Income per share of $6.76

•	Third Quarter Annualized Operating ROE of 15.8%; Annualized Net Income ROE of 29.0%

•	Nine Month Operating Earnings per share of $4.93; Net Income per share of $9.68

•	Nine Month Annualized Operating ROE of 7.3%; Annualized Net Income ROE of 14.4%

•	Book Value of $93.21 per share, up 10% year-to-date, and 12% year-over-year

PEMBROKE, Bermuda, November 3, 2010 — PartnerRe Ltd. (NYSE, Euronext: PRE) today reported net income of $524.9 million, or $6.76 per share on a fully diluted basis for the third quarter of 2010. This net income includes net after-tax realized and unrealized gains on investments of $233.0 million, or $3.05 per share. Net income for the third quarter of 2009 was $566.7 million, or $9.44 per share, including net after-tax realized gains on investments of $274.4 million, or $4.64 per share. Operating earnings for the third quarter of 2010 were $281.9 million, or $3.69 per share on a fully diluted basis. This compares to operating earnings of $282.1 million, or $4.77 per share, for the third quarter of 2009.

Net income for the first nine months of 2010 was $795.5 million, or $9.68 per share. This net income includes net after-tax realized and unrealized gains on investments of $373.3 million, or $4.69 per share. Net income for the first nine months of 2009 was $1,182.5 million, or $19.95 per share, including net after-tax realized and unrealized gains on investments of $479.4 million, or $8.27 per share, as well as a net after-tax gain of $57.0 million, or $0.98 per share, from the purchase of approximately 75% of the Company’s outstanding Capital Efficient Notes (CENts) in the first quarter of 2009. Operating earnings for the first nine months of 2010 were $391.6 million, or $4.93 per share on a fully diluted basis. This compares to operating earnings of $617.1 million, or $10.64 per share, for the first nine months of 2009.

Operating earnings exclude net after-tax realized and unrealized investment gains and losses, net after-tax realized gain on the purchase of the CENts and net after-tax interest in results of equity investments, and are calculated after payment of preferred dividends. All references to per share amounts in the text of this press release are on a fully diluted basis.

Commenting on the third quarter and nine-month 2010 results, PartnerRe Chief Executive Officer Patrick Thiele said, “PartnerRe had an excellent third quarter. Our reinsurance results generated a Non-life combined ratio of 80.7%, including an estimated $64 million loss from the New Zealand earthquake, while our invested assets continued to perform well generating solid returns both in the third quarter and year-to-date. Through September 30, 2010, we have grown GAAP book value per share 10%, in line with our long-term goal, to a new high of $93.21. As a result, we continued repurchasing common shares and increased the common share dividend by 10% during the quarter, leading to a total increase in the common dividend of 17% year over year.”

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

Summary unaudited consolidated financial data for the period is set out below.

	Three months ended September 30		Nine months ended September 30
U.S.$ thousands (except per share amounts and ratios)	2010	2009	2010	2009
Net Premiums Written	$987,612	$891,547	$3,884,511	$3,044,264
Net Premiums Earned	$1,313,414	$1,090,691	$3,571,824	$2,783,270
Non-life Combined Ratio	80.7%	78.1%	95.2%	82.5%
Net Income	$524,937	$566,705	$795,518	$1,182,494
Net Income per share (a)	$6.76	$9.44	$9.68	$19.95
Operating Earnings (a)	$281,857	$282,064	$391,612	$617,097
Operating Earnings per share (a)	$3.69	$4.77	$4.93	$10.64

(a)	Net income/loss per share is defined as net income/loss available to common shareholders divided by the weighted average number of fully diluted shares outstanding for the period. Net income/loss available to common shareholders is defined as net income/loss less preferred dividends. Operating earnings/loss is defined as net income/loss available to common shareholders excluding after-tax net realized and unrealized gains/losses on investments, after-tax net realized gain on the purchase of the CENts and after-tax interest in earnings/losses of equity investments. Operating earnings/loss per share is defined as operating earnings/loss divided by the weighted average number of fully diluted shares outstanding for the period.

Net premiums written for the third quarter of 2010 were $987.6 million, compared to $891.5 million in the third quarter of 2009. Total revenues for the third quarter of 2010 were $1.8 billion, up from $1.6 billion in the third quarter of 2009, and included $1.3 billion of net premiums earned, compared to $1.1 billion in the third quarter of 2009; net investment income of $164.4 million, which compares to $145.3 million in the third quarter of 2009; and pre-tax net realized and unrealized investment gains of $293.2 million as compared to pre-tax net realized and unrealized investment gains of $330.2 million for the third quarter of 2009.

For the first nine months of 2010, net premiums written were $3.9 billion, compared to $3.0 billion in the first nine months of 2009. Total revenues for the first nine months of 2010 were $4.6 billion, compared to $3.9 billion for the first nine months of 2009, and included $3.6 billion of net premiums earned, compared to $2.8 billion in the first nine months of 2009; net investment income of $512.0 million, which compares to $414.1 million for the first nine

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

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months of 2009; and pre-tax net realized and unrealized investment gains of $484.7 million as compared to pre-tax net realized and unrealized investment gains of $566.6 million for the first nine months of 2009; and a pre-tax gain of $88.4 million from the purchase of approximately 75% of the Company’s outstanding CENts during the first quarter of 2009.

Results by Segment

The Non-life segment reported net premiums written of $804 million for the third quarter of 2010, compared to $733 million in the same period in 2009. The combined ratio was 80.7% for the third quarter of 2010, including 5.6 points from the New Zealand earthquake, compared to 78.1% for the same period in 2009, which reflected no significant large losses. The Company’s estimate of losses from the New Zealand earthquake includes revised client information received this week. The Non-life technical result was $299 million for the third quarter of 2010 compared to $263 million in the same period in 2009. For the first nine months of 2010, Non-life net premiums written were $3.3 billion, compared to $2.6 billion for same period of 2009. The nine-month technical result was $386 million, compared to $582 million for the same period in 2009. The combined ratio for the nine month period was 95.2%, including 14.9 points related to the 2010 large catastrophic losses, compared to 82.5% in 2009.

The U.S. business, which represented 24% of total net premiums written for the quarter, reported net premiums written of $242 million for the third quarter of 2010, compared to $279 million in last year’s third quarter. Net premiums earned were $247 million in the third quarter of 2010, compared to $312 million for the same period in 2009. The technical ratio for this sub-segment was 75.5% for the third quarter of 2010, compared to 80.6% in the third quarter of 2009. The technical result for the third quarter of 2010 was $60 million, compared to $61 million for the same period in 2009. For the first nine months of 2010, net premiums written were $704 million, compared to $841 million in the first nine months of 2009. Net premiums earned for the first nine months of 2010 were $664 million, compared to $812 million for the same period in 2009. The nine-month technical ratio was 83.1%, compared to 86.7% in 2009. The technical result for the first nine months of 2010 was $112 million compared to $108 million in 2009.

The Global (Non-U.S.) P&C business, which represented 15% of total net premiums written for the quarter, reported net premiums written of $149 million for the third quarter of 2010, compared to $124 million for the same period in 2009. Net premiums earned during the third quarter of 2010 were $177 million, compared to $160 million in the third quarter of 2009. The technical ratio for this sub-segment was 101.1% for the third quarter of 2010 compared to 76.7% for the same period in 2009. The technical result for the third quarter of 2010 was a

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

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loss of $2 million, compared to a gain of $37 million for the same period in 2009. For the nine month period ended September 30, 2010, net premiums written were $630 million, compared to $541 million for the first nine months of 2009. Net premiums earned for the first nine months of 2010 were $516 million, compared to $478 million for the same period in 2009. The nine-month technical ratio was 109.8%, compared to 75.3% in 2009. The technical result for the first nine months of 2010 was a loss of $51 million compared to a gain of $118 million for the first nine months of 2009.

The Global (Non-U.S.) Specialty business, which represented 27% of total net premiums written for the quarter, reported net premiums written of $269 million for the third quarter of 2010, compared to $283 million for the third quarter of 2009. Net premiums earned were $288 million for the third quarter, compared to $295 million in the same period in 2009. This sub-segment’s technical ratio was 70.6% for the third quarter of 2010 compared to 90.9% for the third quarter of 2009. The technical result for the third quarter of 2010 was $85 million, compared to $27 million for the same period in 2009. For the nine-month period ended September 30, 2010, net premiums written were $906 million, compared to $846 million in the first nine months of 2009. Net premiums earned for the first nine months of 2010 were $810 million, compared to $774 million for the same period in 2009. The nine-month technical ratio was 83.3%, compared to 88.8% in 2009. The technical result for the first nine months of 2010 was $135 million compared to $87 million for the first nine months of 2009.

The Catastrophe business, which represented 9% of total net premiums written for the quarter, reported net premiums written of $84 million for the third quarter of 2010 compared to $47 million for the same period in 2009. Net premiums earned were $174 million for the third quarter of 2010, compared to $159 million in the same period in 2009. This sub-segment’s technical ratio was 41.0% for the third quarter of 2010, reflecting 29.5 points from the New Zealand earthquake, compared to 13.0% for the third quarter of 2009, which reflected no significant large losses. The technical result for the third quarter of 2010 was $103 million, compared to $138 million for the same period in 2009. For the nine-month period ended September 30, 2010, net premiums written were $455 million, compared to $376 million for the first nine months of 2009. Net premiums earned for the first nine months of 2010 were $328 million, compared to $290 million for the same period in 2009. The nine-month technical ratio was 57.6%, reflecting 42.4 points from the 2010 large catastrophic losses, compared to 7.3% in 2009. The technical result for the first nine months of 2010 was $140 million in 2010 compared to $269 million in 2009.

The PARIS RE business, which represented 6% of total net premiums written for the third quarter of 2010, reported net premiums written of $60 million. Net premiums earned were $242 million for the third quarter of 2010. This sub-segment’s technical ratio was 78.3%,

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

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while the technical result was $53 million for the third quarter 2010. For the nine-month period ended September 30, 2010, net premiums written were $654 million, and net premiums earned were $730 million. The nine-month technical ratio was 93.1%, and the technical result was $50 million.

The Life segment, which represented 19% of total net premiums written for the third quarter of 2010, reported net premiums written of $183 million for the third quarter of 2010, compared to $157 million in the third quarter of 2009. The allocated underwriting result for the third quarter was $10 million, compared to $20 million in the same period of 2009. For the nine-month period ended September 30, 2010, net premiums written were $533 million, with an allocated underwriting result of $10 million, compared with net premiums written of $433 million and an allocated underwriting result of $41 million in the first nine months of 2009.

The Company’s capital markets and investment activities are reported under the heading of “Corporate and Other”. Within Corporate and Other, capital markets and investment activities contributed $144 million to pre-tax operating income in the third quarter and $449 million to pre-tax operating income in the first nine months of the year, as compared to $133 million and $371 million in 2009, respectively. Separately, as the Company reports changes in the unrealized market values of invested assets and funds held – directly managed assets in net income, the capital markets and investment activities contributed pre-tax non-operating gains of $294 million and $490 million in the third quarter and first nine months of 2010, respectively, compared to pre-tax non-operating gains of $332 million and $568 million, respectively, in the third quarter and first nine months of 2009.

Balance Sheet Items

At September 30, 2010, total assets were $24.3 billion, compared to $23.7 billion at December 31, 2009. Over the trailing 12 month period, total investments, cash and funds held – directly managed increased 42% to $18.5 billion at September 30, 2010, primarily related to the acquisition of PARIS RE. Gross Non-life loss and loss expense reserves were $10.7 billion at September 30, 2010, compared to $10.8 billion at December 31, 2009. During the third quarter of 2010, the Company’s estimate of Non-life reserves for prior accident years was reduced by $136 million due to favorable development. The overall prior year reserve development for the third quarter of 2010 in the Non-life segment includes net favorable development in all sub-segments except for the Catastrophe sub-segment, with reductions of $58 million in the U.S. sub-segment, $14 million in the Global (Non-U.S.) P&C sub-segment, $61 million in the Global (Non-U.S.) Specialty sub-segment, and $16 million in the PARIS RE sub-segment, with adverse development of $13 million in the

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

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Catastrophe sub-segment. In the third quarter of 2009, Non-life reserves for prior years developed favorably by $122 million. Policy benefits for life and annuity contracts were $1.7 billion at September 30, 2010, compared to $1.6 billion at December 31, 2009. During the third quarter of 2010, the Company’s estimate of Life reserves for prior years developed adversely by $4 million, while there was favorable development of $14 million in the third quarter of 2009.

At September 30, 2010, total capital was $8.4 billion, and total shareholders’ equity was $7.6 billion. This compares to total capital of $8.0 billion, and total shareholders’ equity of $7.6 billion at December 31, 2009. Book value per common share at September 30, 2010 was $93.21 on a fully diluted basis compared to $84.51 per diluted share at December 31, 2009.

For additional information, the Company has posted a third quarter 2010 financial supplement on its website www.partnerre.com in the Investor Relations section on the Financial Reports page under Supplementary Financial Data.

Commentary and Outlook

PartnerRe President and Chief Operating Officer Costas Miranthis said, “As we move toward the end of 2010, the Non-life market remains unchanged, and we expect a continuation of stable to moderately declining pricing and terms in the January 1, 2011 renewals. We will underwrite the January 1 renewals as a single entity having now fully integrated the PARIS RE book into PartnerRe’s existing portfolio. The optimization of the combined portfolio may result in some further shrinkage of the book.”

“Our increased strength and capabilities continue to present us with opportunities across our book,” Mr. Miranthis said. “Specifically, we are seeing attractive opportunities in our Life business both in mortality and longevity. Ultimately, our larger and more diversified book of business gives us greater flexibility to generate shareholder value over the long-term.”

The Company uses operating earnings, diluted operating earnings per share and annualized operating return on beginning common shareholders’ equity to measure performance, as these measures focus on the underlying fundamentals of our operations without the impact of after-tax net realized and unrealized gains/losses on investments, after-tax net realized gain on the purchase of the CENts, and the after-tax interest in earnings/losses of equity investments, where the Company does not control the investee companies’ activities. The

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

Company uses technical ratio and technical result as measures of underwriting performance. The technical ratio is defined as the sum of the loss and acquisition ratios. These metrics exclude other operating expenses. The Company also uses combined ratio to measure results for the Non-life segment. The combined ratio is the sum of the technical and other operating expense ratios. The Company uses total capital, which is defined as total shareholders’ equity, long-term debt, senior notes and CENts, to manage the capital structure of the Company.

PartnerRe Ltd. is a leading global reinsurer, providing multi-line reinsurance to insurance companies. The Company, through its wholly owned subsidiaries, also offers capital markets products that include weather and credit protection to financial, industrial and service companies. Risks reinsured include property, casualty, motor, agriculture, aviation/space, catastrophe, credit/surety, engineering, energy, marine, specialty property, specialty casualty, multiline and other lines, life/annuity and health, and alternative risk products. For the year ended December 31, 2009, total revenues were $5.4 billion. At September 30, 2010, total assets were $24.3 billion, total capital was $8.4 billion and total shareholders’ equity was $7.6 billion.

PartnerRe on the Internet: www.partnerre.com

Forward-looking statements contained in this press release are based on the Company’s assumptions and expectations concerning future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. PartnerRe’s forward-looking statements could be affected by numerous foreseeable and unforeseeable events and developments such as exposure to catastrophe, or other large property and casualty losses, credit, interest, currency and other risks associated with the Company’s investment portfolio, adequacy of reserves, levels and pricing of new and renewal business achieved, changes in accounting policies, risks associated with implementing business strategies, and other factors identified in the Company’s filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information contained herein, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. The Company disclaims any obligation to publicly update or revise any forward-looking information or statements.

Contacts:	PartnerRe Ltd.	Sard Verbinnen & Co.
	(441) 292-0888	(212) 687-8080
	Investor Contact: Robin Sidders	Drew Brown/Briana Kelly
Media Contact: Celia Powell

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

PartnerRe Ltd.

Consolidated Statements of Operations and Comprehensive Income

(Expressed in thousands of U.S. dollars, except per share data)

(Unaudited)

	For the three months ended September 30, 2010	For the three months ended September 30, 2009	For the nine months ended September 30, 2010	For the nine months ended September 30, 2009
Revenues
Gross premiums written	$1,008,464	$893,714	$4,057,965	$3,080,243

Net premiums written	$987,612	$891,547	$3,884,511	$3,044,264
Decrease (increase) in unearned premiums	325,802	199,144	(312,687)	(260,994)

Net premiums earned	1,313,414	1,090,691	3,571,824	2,783,270
Net investment income	164,402	145,350	511,978	414,071
Net realized and unrealized investment gains	293,164	330,226	484,683	566,643
Net realized gain on purchase of capital efficient notes	—	—	—	88,427
Other income	3,363	8,385	5,391	16,327

Total revenues	1,774,343	1,574,652	4,573,876	3,868,738

Expenses
Losses and loss expenses and life policy benefits	748,879	574,228	2,465,847	1,552,025
Acquisition costs	261,668	232,475	725,919	614,133
Other operating expenses	118,221	102,224	406,506	284,286
Interest expense	12,297	6,161	32,232	21,643
Amortization of intangible assets	10,003	—	22,639	—
Net foreign exchange losses	27,074	961	12,426	5,511

Total expenses	1,178,142	916,049	3,665,569	2,477,598

Income before taxes and interest in earnings of equity investments	596,201	658,603	908,307	1,391,140
Income tax expense	72,576	93,433	117,892	210,198
Interest in earnings of equity investments	1,312	1,535	5,103	1,552

Net income	$524,937	$566,705	$795,518	$1,182,494

Preferred dividends	$8,631	$8,631	$25,894	$25,894

Operating earnings available to common shareholders	$281,857	$282,064	$391,612	$617,097

Comprehensive income, net of tax	$631,249	$605,974	$722,498	$1,231,014

Per Share Data:
Earnings per common share:
Basic operating earnings	$3.75	$4.85	$5.02	$10.81
Net realized and unrealized investment gains, net of tax	3.09	4.72	4.78	8.40
Net realized gain on purchase of capital efficient notes, net of tax	—	—	—	1.00
Interest in earnings of equity investments, net of tax	0.02	0.03	0.06	0.05

Basic net income	$6.86	$9.60	$9.86	$20.26

Weighted average number of common shares outstanding	75,238.3	58,118.2	78,076.6	57,085.6
Diluted operating earnings (1)	$3.69	$4.77	$4.93	$10.64
Net realized and unrealized investment gains, net of tax	3.05	4.64	4.69	8.27
Net realized gain on purchase of capital efficient notes, net of tax	—	—	—	0.98
Interest in earnings of equity investments, net of tax	0.02	0.03	0.06	0.06

Diluted net income	$6.76	$9.44	$9.68	$19.95

Weighted average number of common and common share equivalents outstanding	76,428.5	59,128.5	79,494.2	57,978.5

(1)	Income before taxes and interest in earnings of equity investments includes $5.7 million and $10.0 million of expenses related to the acquisition of Paris Re for the three months and nine months ended September 30, 2010, respectively, and includes ($0.8) million and $34.4 million of expenses related to the Company’s voluntary severance plan for the three months and nine months ended September 30, 2010, respectively. See page 53 of the Company’s Financial Supplement as of September 30, 2010.

PartnerRe Ltd.

Consolidated Balance Sheets

(Expressed in thousands of U.S. dollars, except per share and parenthetical share and per share data)

(Unaudited)

	September 30, 2010	December 31, 2009
Assets
Investments:
Fixed maturities, trading securities, at fair value	$13,769,651	$14,143,093
Short-term investments, trading securities, at fair value	89,016	137,346
Equities, trading securities, at fair value	1,027,338	795,539
Other invested assets	296,105	225,532

Total investments	15,182,110	15,301,510
Funds held - directly managed	1,919,325	2,124,826
Cash and cash equivalents, at fair value, which approximates amortized cost	1,437,722	738,309
Accrued investment income	201,400	218,739
Reinsurance balances receivable	2,494,034	2,249,181
Reinsurance recoverable on paid and unpaid losses	395,865	367,453
Funds held by reinsured companies	918,832	938,039
Deferred acquisition costs	664,058	614,857
Deposit assets	277,275	313,798
Net tax assets	40,276	79,044
Goodwill	455,533	455,533
Intangible assets	191,252	247,269
Other assets	94,141	83,986

Total assets	$24,271,823	$23,732,544

Liabilities
Unpaid losses and loss expenses	$10,705,562	$10,811,483
Policy benefits for life and annuity contracts	1,735,930	1,615,193
Unearned premiums	2,019,892	1,706,816
Other reinsurance balances payable	528,014	426,091
Deposit liabilities	290,598	330,015
Net tax liabilities	349,866	444,789
Accounts payable, accrued expenses and other	238,679	231,441
Current portion of long-term debt	—	200,000
Debt related to senior notes	750,000	250,000
Debt related to capital efficient notes	70,989	70,989

Total liabilities	16,689,530	16,086,817

Shareholders’ Equity
Common shares (par value $1.00, issued: 2010, 83,538,734 shares; 2009, 82,585,707 shares)	83,539	82,586
Series C cumulative preferred shares (par value $1.00, issued and outstanding:
2010 and 2009, 11,600,000 shares; aggregate liquidation preference: 2010 and 2009, $290,000)	11,600	11,600
Series D cumulative preferred shares (par value $1.00, issued and outstanding:
2010 and 2009, 9,200,000 shares; aggregate liquidation preference: 2010 and 2009, $230,000)	9,200	9,200
Additional paid-in capital	3,395,567	3,357,004
Accumulated other comprehensive income:
Currency translation adjustment	16,337	82,843
Other accumulated comprehensive (loss) income	(4,430)	2,084
Retained earnings	4,753,328	4,100,782
Common shares held in treasury, at cost (2010, 8,957,377 shares; 2009, 5,000 shares)	(682,848)	(372)

Total shareholders’ equity	7,582,293	7,645,727

Total liabilities and shareholders’ equity	$24,271,823	$23,732,544

Shareholders’ Equity Per Common Share (excluding cumulative preferred shares: 2010 and 2009, $520,000,000)	$94.69	$86.29

Diluted Book Value Per Common and Common Share Equivalents Outstanding (assuming exercise of all share-based awards)	$93.21	$84.51

Number of Common and Common Share Equivalents Outstanding	75,771.5	84,319.7

PartnerRe Ltd.

Segment Information

(in millions of U.S. dollars)

(Unaudited)

For the three months ended September 30, 2010

	U.S.	Global (Non-U.S.) P&C	Global (Non-U.S.) Specialty	Catastrophe	Paris Re	Total Non-life Segment	Life Segment	Corporate and Other	Total
Gross premiums written	$242	$149	$276	$91	$66	$824	$183	$1	$1,008
Net premiums written	$242	$149	$269	$84	$60	$804	$183	$1	$988
Decrease in unearned premiums	5	28	19	90	182	324	1	—	325

Net premiums earned	$247	$177	$288	$174	$242	$1,128	$184	$1	$1,313
Losses and loss expenses and life policy benefits	(115)	(133)	(141)	(58)	(154)	(601)	(147)	(1)	(749)
Acquisition costs	(72)	(46)	(62)	(13)	(35)	(228)	(33)	—	(261)

Technical result	$60	$(2)	$85	$103	$53	$299	$4	$—	$303
Other income						2	—	1	3
Other operating expenses						(81)	(11)	(26)	(118)

Underwriting result						$220	$(7)	n/a	$188
Net investment income							17	147	164

Allocated underwriting result (1)							$10	n/a	n/a
Net realized and unrealized investment gains								293	293
Interest expense								(12)	(12)
Amortization of intangible assets								(10)	(10)
Net foreign exchange losses								(27)	(27)
Income tax expense								(72)	(72)
Interest in earnings of equity investments								1	1

Net income								n/a	$525

Loss ratio (2)	46.5%	75%	49.1%	33.5%	63.6%	53.3%
Acquisition ratio (3)	29	26.1	21.5	7.5	14.7	20.2

Technical ratio (4)	75.5%	101.1%	70.6%	41%	78.3%	73.5%
Other operating expense ratio (5)						7.2

Combined ratio (6)						80.7%

For the three months ended September 30, 2009

	U.S.	Global (Non-U.S.) P&C	Global (Non-U.S.) Specialty	Catastrophe	Total Non-life Segment	Life Segment	Corporate and Other	Total
Gross premiums written	$279	$125	$284	$47	$735	$157	$2	$894
Net premiums written	$279	$124	$283	$47	$733	$157	$2	$892
Decrease in unearned premiums	33	36	12	112	193	3	2	198

Net premiums earned	$312	$160	$295	$159	$926	$160	$4	$1,090
Losses and loss expenses and life policy benefits	(171)	(84)	(195)	(9)	(459)	(115)	—	(574)
Acquisition costs	(80)	(39)	(73)	(12)	(204)	(28)	—	(232)

Technical result	$61	$37	$27	$138	$263	$17	$4	$284
Other income					5	—	3	8
Other operating expenses					(61)	(13)	(28)	(102)

Underwriting result					$207	$4	n/a	$190
Net investment income						16	129	145

Allocated underwriting result (1)						$20	n/a	n/a
Net realized and unrealized investment gains							330	330
Interest expense							(6)	(6)
Net foreign exchange losses							(1)	(1)
Income tax expense							(93)	(93)
Interest in earnings of equity investments							2	2

Net income							n/a	$567

Loss ratio (2)	54.9%	52.2%	66.1%	5.6%	49.5%
Acquisition ratio (3)	25.7	24.5	24.8	7.4	22

Technical ratio (4)	80.6%	76.7%	90.9%	13%	71.5%
Other operating expense ratio (5)					6.6

Combined ratio (6)					78.1%

(1)	Allocated underwriting result is defined as net premiums earned, other income or loss and allocated net investment income less life policy benefits, acquisition costs and other operating expenses.
(2)	Loss ratio is obtained by dividing losses and loss expenses by net premiums earned.
(3)	Acquisition ratio is obtained by dividing acquisition costs by net premiums earned.
(4)	Technical ratio is defined as the sum of the loss ratio and the acquisition ratio.
(5)	Other operating expense ratio is obtained by dividing other operating expenses by net premiums earned.
(6)	Combined ratio is defined as the sum of the technical ratio and the other operating expense ratio.

PartnerRe Ltd.

Segment Information

(in millions of U.S. dollars)

(Unaudited)

For the nine months ended September 30, 2010

	U.S.	Global (Non-U.S.) P&C	Global (Non-U.S.) Specialty	Catastrophe	Paris Re	Total Non-life Segment	Life Segment	Corporate and Other	Total
Gross premiums written	$704	$634	$944	$462	$773	$3,517	$537	$4	$4,058
Net premiums written	$704	$630	$906	$455	$654	$3,349	$533	$3	$3,885
(Increase) decrease in unearned premiums	(40)	(114)	(96)	(127)	76	(301)	(12)	—	(313)

Net premiums earned	$664	$516	$810	$328	$730	$3,048	$521	$3	$3,572
Losses and loss expenses and life policy benefits	(360)	(437)	(499)	(163)	(559)	(2,018)	(447)	(1)	(2,466)
Acquisition costs	(192)	(130)	(176)	(25)	(121)	(644)	(82)	—	(726)

Technical result	$112	$(51)	$135	$140	$50	$386	$(8)	$2	$380
Other income						3	2	—	5
Other operating expenses						(241)	(38)	(127)	(406)

Underwriting result						$148	$(44)	n/a	$(21)
Net investment income							54	458	512

Allocated underwriting result (1)							$10	n/a	n/a
Net realized and unrealized investment gains								485	485
Interest expense								(32)	(32)
Amortization of intangible assets								(23)	(23)
Net foreign exchange losses								(12)	(12)
Income tax expense								(118)	(118)
Interest in earnings of equity investments								5	5

Net income								n/a	$796

Loss ratio (2)	54.2%	84.6%	61.6%	49.9%	76.6%	66.2%
Acquisition ratio (3)	28.9	25.2	21.7	7.7	16.5	21.1

Technical ratio (4)	83.1%	109.8%	83.3%	57.6%	93.1%	87.3%
Other operating expense ratio (5)						7.9

Combined ratio (6)						95.2%

For the nine months ended September 30, 2009

	U.S.	Global (Non-U.S.) P&C	Global (Non-U.S.) Specialty	Catastrophe	Total Non-life Segment	Life Segment	Corporate and Other	Total
Gross premiums written	$840	$544	$875	$376	$2,635	$438	$7	$3,080
Net premiums written	$841	$541	$846	$376	$2,604	$433	$7	$3,044
Increase in unearned premiums	(29)	(63)	(72)	(86)	(250)	(10)	(1)	(261)

Net premiums earned	$812	$478	$774	$290	$2,354	$423	$6	$2,783
Losses and loss expenses and life policy benefits	(498)	(241)	(504)	2	(1,241)	(313)	2	(1,552)
Acquisition costs	(206)	(119)	(183)	(23)	(531)	(83)	—	(614)

Technical result	$108	$118	$87	$269	$582	$27	$8	$617
Other income					9	2	5	16
Other operating expenses					(170)	(34)	(80)	(284)

Underwriting result					$421	$(5)	n/a	$349
Net investment income						46	368	414

Allocated underwriting result (1)						$41	n/a	n/a
Net realized and unrealized investment gains							567	567
Net realized gain on purchase of capital efficient notes							89	89
Interest expense							(22)	(22)
Net foreign exchange losses							(6)	(6)
Income tax expense							(210)	(210)
Interest in earnings of equity investments							1	1

Net income							n/a	$1,182

Loss ratio (2)	61.3%	50.5%	65.1%	(0.8)%	52.7%
Acquisition ratio (3)	25.4	24.8	23.7	8.1	22.6

Technical ratio (4)	86.7%	75.3%	88.8%	7.3%	75.3%
Other operating expense ratio (5)					7.2

Combined ratio (6)					82.5%